UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2005

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5904 Richmond Highway, Suite 300, Alexandria, VA 22303
(Address of principal executive offices) (Zip Code)

(703) 329-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Based on the resignation submitted by Mr. Ronald B. Alexander effective April 7, 2005, Mr. Alexander ceased to be an executive officer of the Company, and his last day of employment will be April 29, 2005. Ms. Judith N. Huntzinger has been appointed as the interim Chief Financial Officer. A copy of the press release announcing Mr. Alexander’s resignation and Ms. Huntzinger’s appointment is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In April 2005, the Board unanimously approved and adopted the Third Amendment to the Amended and Restated Bylaws of the Company (the “Third Amendment”). This Third Amendment revised the voting requirement for all actions, other than the election of directors, from a majority of the votes which could be cast by the holders of all outstanding shares to a majority of the votes which are present in person or represented by proxy at the meeting. The amendment was effective as of April 11, 2005.

A copy of the Third Amendment is attached hereto as Exhibit 3.1 to this Form 8-K report and is incorporated herein by reference herein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit
3.1	Third Amendment to Amended and Restated Bylaws of Analex Corporation.

99.1	Press release dated April 12, 2005 announcing the resignation of Mr. Alexander and appointment of Ms. Huntzinger as the interim Chief Financial Officer of Analex Corporation ..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date: April 12, 2005	By:	/s/ Sterling E. Phillips, Jr.
Sterling E. Phillips, Jr. Chief Executive Officer